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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): May 2, 2003

                        Crown Castle International Corp.
             (Exact Name of Registrant as Specified in its Charter)

       Delaware                     0-24737                   76-0470458
   (State or Other              (Commission File             (IRS Employer
   Jurisdiction of                    Number)                Identification
    Incorporation)                                               Number)

                                510 Bering Drive
                                    Suite 500
                                Houston, TX 77057
                     (Address of Principal Executive Office)

       Registrant's telephone number, including area code: (713) 570-3000

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         This document includes "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the
 Securities Exchange Act of 1934. Other than statements of historical fact, all statements regarding industry prospects, the consummation of the transactions described in this document and the Company's expectations regarding the future performance of its businesses and its financial position are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     On May 2, 2003, we entered into several agreements ("Agreements"), dated effective May 1, 2003, relating to our two joint ventures with Verizon Communications ("Verizon"), the Crown Castle Atlantic Joint Venture (CCA) and the Crown Castle GT Joint Venture (CCGT). Pursuant to the Agreements, the Company acquired all of Verizon's equity interests in CCGT in exchange for consideration consisting of (1) approximately $31.0 million, representing the purchase (at a negotiated price of $6.122 per share) of the 5,063,731 shares of Crown Castle common stock previously held by CCGT for the benefit of the Verizon CCGT partner, (2) the transfer to a Verizon affiliate of a 13.3% equity interest in CCA, representing consideration for the Verizon CCGT partner's interest in the operating assets held by CCGT, and (3) approximately $5.7 million, representing the working capital of CCGT allocable to the Verizon CCGT partner's interest reduced by the working capital of CCA allocable to the 13.3% equity interest in CCA transferred to the Verizon affiliate.

     In addition, pursuant to the Agreements, CCA distributed 15,597,783 shares of Crown Castle common stock previously held by CCA to the Verizon CCA partner, resulting in a reduction in Verizon's interest in CCA by a fixed percentage of 19%. The fixed percentage reduction was agreed upon at the time of the formation of CCA. Pursuant to the registration rights contained in the CCA Formation Agreement dated December 8, 1998, as amended by the Agreements, we contemplate that we will file a registration statement relating to the sale of such distributed shares during the summer of 2003.

     After giving effect to the foregoing transactions, we own 100% of CCGT and 62.8% of CCA. Verizon will retain certain protective rights regarding the tower networks held by both CCA and CCGT. These protective rights will remain in place after the CCA put or call right described below is exercised.

     We also agreed with Verizon to extend and convert certain termination rights relating to Verizon's interest in CCA to put and call rights exercisable on or after July 1, 2007. Upon the exercise of the put right by Verizon or the call right by us, we will be required to purchase all of the Verizon partner's equity interests in CCA for cash equal to the then fair market value of such interest. Prior to the extension and conversion of such rights, the Verizon CCA partner could have exercised its termination right at any time after March 31, 2002, requiring us to meet the applicable payment obligations.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CROWN CASTLE INTERNATIONAL CORP.

                                        By:  /s/ E. BLAKE HAWK
                                           ------------------------------
                                        Name:  E. Blake Hawk
                                        Title: Executive Vice President
                                               and General Counsel

Date: May 5, 2003

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